Exhibit 10.4

SECURITY AGREEMENT

          THIS SECURITY AGREEMENT (the “Agreement”) is made and entered into as of August 5, 2005, by and between each of the following: [i] Large Scale Biology Corporation., a Delaware corporation (“LSBC”); and [ii] Large Scale Bioprocessing, Inc., a Delaware corporation (“Bioprocessing”) (LSBC and Bioprocessing are each hereinafter referred to as “Borrower” or “Grantor”), each having a mailing address of 3333 Vaca Valley Parkway, Suite 1000, Vacaville, California, 95688; and [iii] the holder or holders of the Company’s Secured Promissory Note dated as of August 5, 2005 and due January 31, 2006 in the original aggregate amount of up to $ 1,000,000.00 (the “Secured Promissory Notes”) (each hereinafter referred to as a “Lender” or “Secured Party” and collectively the “Secured Parties”).

          IT IS AGREED BY THE PARTIES AS FOLLOWS:

          1.          Grant of Security.  For valuable consideration, the receipt of which is hereby acknowledged by the Borrower, and to secure the indebtedness and undertakings and other Obligations of the Borrower referred to in Section 2 hereof, including but not limited to those evidenced by or established pursuant to the Note and Warrant Purchase Agreement dated as of August 5, 2005 (“Purchase Agreement”), the Secured Promissory Notes dated as of August 5, 2005 (the “Notes”), this Agreement and the Mortgage dated as of August 5, 2005 against the Collateral (collectively the “Loan Documents”), Borrower hereby pledges, assigns, transfers, and grants to Secured Parties a continuing security interest in the real property described in Exhibit A attached to and made a part of this Agreement (such property is hereinafter referred to as the “Collateral”).

          2.          Obligations Secured.  This Agreement is made as collateral security for, and the security interest granted in the Collateral secures the following obligations (hereinafter sometimes referred to collectively as the “Obligations”):  [i] all indebtedness and liabilities (including but not limited to loan fees and late charges) arising under or evidenced by, and the performance of all covenants, conditions and agreements undertaken by Borrower in connection with [a] the Notes dated the date of this Agreement made by Borrower to the order of each such Secured Party in aggregate face principal amount to the Secured Parties of up to $1,000,000.00, and any and all renewals, extensions and amendments thereof and substitutions and replacements therefore, and [b] the Purchase Agreement dated the date hereof entered into between Borrower and Secured Parties pursuant to which the Notes were issued, and [ii] all expenses, costs and changes of any nature whatsoever paid or incurred by Secured Parties to enforce its rights and remedies under any Loan Documents, to obtain, preserve, perfect and enforce the security interest established by this Agreement, to collect the Obligations enumerated in this Section 2, and to maintain and preserve the Collateral, including without limitation taxes, assessments, insurance premiums, repairs, reasonable attorneys’ fees and legal expenses, rent, storage costs and expenses of collection and sale.

          3.          Representations and Warranties.  Borrower represents and warrants to Secured Parties that:

                       A.     Borrower is a validly existing corporation organized under the laws of the State of Delaware and is duly qualified to do business in all jurisdictions in which qualification is necessary in order to conduct the business and affairs of Borrower.

                       B.     The execution, delivery and performance by Borrower of this Agreement [i] are authorized by all documents (organizational and otherwise), agreements and stipulations limiting the activities of Borrower, [ii] do not require approval of any governmental authority, [iii] will not violate any provision of law, any order of any court or any governmental authority, or any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of the property of Borrower is bound.

                       C.     There is no action, suit or proceeding pending, or to the knowledge of Borrower threatened, against or affecting Borrower or involving the validity of enforceability of this Agreement, including before or by any governmental authority, and Borrower is not in default with respect to any order, writ, judgment, decree or demand of any court or other governmental authority except as previously disclosed in writing by Borrower to Secured Parties.

                       D.     If applicable, the financial statements of Borrower most recently delivered to Secured Parties [i] are complete and correct in all material respects, [ii] accurately represent the financial condition of Borrower as of their date and [iii] disclose all of Borrower’s material liabilities, direct or contingent, as of such date.

                       E.     Except with respect to the security interest and mortgage granted to Kentucky Technology, Inc., as set forth in Exhibit B, Borrower is the owner of the Collateral free from all liens and security interests as of the date hereof except for the liens and security interests permitted by the express terms of the Loan Documents.

                       F.     Borrower has the right to enter into this Agreement, the execution and performance of which will not, either immediately, or with notice and/or passage of time, result in the creation or imposition of any encumbrance upon any of the Collateral except as granted hereby.

                       G.     The address of the registered office of Borrower in California as set forth in the most recent corporate filing with the Secretary of State of California which officially designates the current registered office of Borrower in California is 3333 Vaca Valley Parkway, Suite 1000, Vacaville, California 95688.

          4.          Covenants.  Borrower agrees with Secured Parties that until the Obligations have been paid in full and discharged to the satisfaction of Secured Parties, Borrower:

                       A.     Will execute and deliver to Secured Parties all information, legal descriptions, UCC-1 and other Financing Statements, and such other documents and instruments pertaining to the Collateral as are necessary in the sole opinion of Secured Parties to create, perfect, maintain, preserve and enforce the security interest of Secured Parties in the Collateral.

                       B.     Will defend the Collateral against the claims and demands of all persons; comply in all material respects with all applicable federal, state and local statutes, laws, rules and regulations, the noncompliance with which could have a material adverse effect on the value of the Collateral or the security intended to be afforded Secured Parties hereby; and pay all ad valorem property taxes which constitute or may constitute a lien against any of the Collateral, prior to the date when penalties or interest would attach to such taxes.

                       C.     Will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance with respect to its properties, assets and business, against loss or damage of the kinds customarily insured against by enterprises of established reputation engaged in the same or a similar business and similarly situated, of such types and in amounts as are customarily carried under similar circumstances by such other enterprises.

                       D.     Will perform, so long as the Security Agreement is in effect, all acts deemed reasonably necessary by the Secured Parties to maintain the Collateral.

                       E.     Will maintain accurate records of the Collateral, and will permit Secured Parties, upon request by Secured Parties from time to time, to inspect all evidence of ownership of the Collateral and all other books and records relating to the Collateral at any reasonable time and from time to time.

                       F.     Will advise Secured Parties in writing, at least thirty (30) days prior thereto, of any change in the Borrower’s principal place(s) of business, or chief executive office or registered office in California or of any change in Borrower’s name or the adoption, whether formal or informal, by Borrower of any “trade name” or “assumed name.”

                       G.     Will preserve and maintain its corporate existence in good standing and will be and remain qualified to do business in good standing in all jurisdictions in which required to be so qualified, and will maintain all permits, licenses and other similar authorization necessary or appropriate for the operation of its business.

                       H.     Unless disputed in good faith (and as long as such dispute does not give rise to any default thereunder or materially affect the obligation of any party thereto), Borrower will timely comply with and fully perform all of its agreements and valid obligations to and with all parties and shall not commit or permit to be committed any default thereunder, the noncompliance with which, or default under which, could [i] have a material and adverse effect upon the assets or businesses of Borrower or [ii] impair the ability of Borrower to perform hereunder or [iii] result in a lien or charge upon any asset of Borrower.

                       I.     Will not sell, assign, lease, or otherwise dispose of any of the Collateral except that: (i) Borrower may, upon notice to the Secured Parties, assign or sell its interest in the Collateral, provided that the Borrower executes such other and additional documents as counsel for Secured Parties deems reasonably necessary and proper to assure that this Security Agreement or equivalent remains effective and that the security interest of Secured Parties in the Collateral or the net proceeds from the assignment or sale thereof remain unimpaired to the extent necessary to secure or satisfy the prompt payment, performance and discharge in full of Borrower’s Obligations under the Notes and (ii) each of LSBC or Bioprocessing may grant leases to or other rights to use the Collateral that are commercially reasonable.

                       J.     Will not permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded (material to the assets or the businesses of the Borrower or the value of the security hereunder) by this Agreement.

                       K.     Will not permit any accounts or other sums owed to Borrower to be evidenced by a note or other instrument without the prior written consent of Secured Parties, which consent may be conditioned upon delivery by Borrower to Secured Parties of the note or other instrument, endorsed by Borrower to the order of Secured Parties.

          5.          Authorization to File UCC-1 Statements and Mortgage.  The Borrower hereby irrevocably appoints and authorizes Secured Parties to do all acts and things which they may deem necessary or appropriate to perfect and continue perfected the security interest in the Collateral granted pursuant to this Agreement and to protect the Collateral. Each Debtor hereby authorizes the Secured Parties, or any of them, to file one or more financing statements under the UCC, and to record a Mortgage against the Collateral in Daviess County, Kentucky, substantially in the form of Exhibit C hereto (the “Mortgage”) with respect to the Security Interest with the proper filing and recording agencies in any jurisdiction deemed proper by them. All fees and taxes required for or in connection with filing such Financing Statements shall be paid for by the Borrower on demand of Secured Parties and if paid by Secured Parties, the Borrower shall provide reimbursement therefor, with interest thereon at the Applicable Rate, immediately upon request of Secured Parties.

          6.          Events of Default.  Each of the following shall be deemed an “Event of Default” hereunder:

                       A.     If Borrower shall fail to comply fully with any provision of this Agreement and said noncompliance has not been corrected to the satisfaction of Secured Parties on or before the earlier of (i) thirty (30) calendar days after the date that an officer or director of Borrower first has actual knowledge of such breach or (ii) forty-five (45) calendar days after the occurrence of such breach (unless this Agreement or the other applicable Loan Document in connection with which such non-compliance has occurred affirmatively provides that no notice and/or period of cure, or that an explicit alternative period of cure, whether longer or shorter than the foregoing period, shall be applicable to such failure by Borrower, in which case such alternative provision rather than the foregoing periods shall apply).

                       B.     If any Events of Default occur in the payment or performance of the Notes, the Purchase Agreement, this Agreement, any of the other Loan Documents (including after any required notice and/or period of cure provided in the Loan Document governing such default), strictly in accordance with their respective terms.

                       C.     If any of the warranties or representations made herein by Borrower or in any certificate, instrument, agreement or other writing now or hereafter delivered by Borrower to Secured Parties shall prove untrue or materially misleading, and such false or misleading warranty or representation has not been corrected to the satisfaction of Secured Parties within (i) thirty (30) calendar days after the date that an officer or director of Borrower first has actual knowledge of such false and misleading statement or (ii) forty-five (45) calendar days after the occurrence of such false of misleading statement.

                       D.     If Borrower or any guarantor of any of the Obligations shall [i] discontinue business, [ii] make a general assignment for the benefit of creditors, [iii] apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its respective assets, [iv] be adjudicated a bankrupt or insolvent, [v] file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seek to take advantage of any other law (whether federal or state) relating to relief for debtors, or admit (by answer, default or otherwise) the material allegations of any involuntary petition filed against Borrower in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief for debtors, [vi] suffer the filing of any involuntary petition in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state), if the same is not dismissed within thirty (30) days after the date of such filing, [vii] suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court or governmental agency of competent jurisdiction which assumes control of Borrower or such guarantor or approves a petition seeking reorganization, composition or arrangement of Borrower or such guarantor or any other judicial modification of the rights of any of Borrower’s or their creditors, or appoints a receiver, trustee or liquidator for Borrower or such guarantor or for all or a substantial part of any of the businesses or assets of Borrower or such guarantor or [viii] if Borrower or such guarantor shall be enjoined or restrained from conducting all or a material part of any of its businesses as then conducted and the same is not dismissed and dissolved within thirty (30) days after the entry thereof.

          7.          Remedies.  Upon the occurrence of any Event of Default under this Agreement, Secured Parties may declare all of the Obligations to be automatically and immediately due and payable in full, without demand or notice of any kind, and Secured Parties shall have all rights and remedies in and against the Collateral and otherwise of a secured party under the Uniform Commercial Code of California (or such other state where any part of the Collateral may be located, if applicable) and all other applicable laws, and shall also have all rights and remedies provided herein, and in any other agreements between the Borrower and Secured Parties, all of which rights and remedies shall, to the fullest extent permitted by law, be cumulative.  Secured Parties shall have the right to assign, sell, lease or otherwise dispose the Collateral at public or private sale(s) in one or more lots in accordance with the Uniform Commercial Code of California (or such other state where any part of the Collateral may be located, if applicable).  If the Collateral consists in whole or in part of accounts, general intangibles and/or contract rights, Secured Parties shall have the right to notify all obligors of any of the same that the same have been assigned to Secured Parties and that all payments thereon are to be made directly to Secured Parties, and to settle, compromise, or release, on terms acceptable to Secured Parties, in whole or in part, any amounts owing on such accounts, general intangibles and contract rights, and to enforce payment and prosecute any action or proceeding with respect to same, and to extend the time of payment, make allowances and adjustments to and issue credits in the name of Secured Parties or Borrower. Borrower will pay, as part of the Obligations secured hereby, all amounts, including but not limited to Secured Parties reasonable attorneys’ fees, where permitted by applicable law, and all sums paid by Secured Parties [i] for taxes, levies and insurance on, repair to, or maintenance of, the Collateral, and [ii] in taking possession of, disposing of, or preserving the Collateral, with interest on all of same at the Applicable Rate.  Secured Parties may bid upon and purchase any or all of the Collateral at any public sale thereof.  Secured Parties may dispose of all or any part of the Collateral in one or more lots and at one or more times and from time to time, and upon such terms and conditions, including a credit sale, as Secured Parties determine in their sole discretion.  Secured Parties may apply the net proceeds of any such disposition of the Collateral or any part thereof, after deducting all costs incurred in connection therewith, including Secured Parties reasonable attorneys’ fees, and costs and expenses incidental to the holding, or preparing for sale, in whole or in part, of the Collateral, and with interest thereon at the applicable rate of the Notes, in such order as Secured Parties may elect, pro rata among the Secured Parties (based on the then-outstanding principal amounts of the Notes at the time of such determination)  to the Obligations and any remaining proceeds shall be paid to Borrower or other party entitled thereto.

          8.          Termination.  This Agreement and the security interest and the rights of Secured Parties hereunder shall terminate on the date that all of the Obligations have been paid in full or otherwise discharged to the complete satisfaction of Secured Parties.  Within five (5) business days of such termination, Secured Parties shall, at the cost and expense of Borrower, execute and deliver for filing in each office where any financing statement relative to this Agreement shall have been filed, termination statements under the Uniform Commercial Code terminating Secured Parties interests in the Collateral.

          9.          Notices.  Except for any notice required under applicable law to be given in another manner, any notice given under this Agreement shall be given in the manner stipulated by the Purchase Agreement dated the date hereof, unless the recipient prior to the giving of such notice shall have advised the sender of the notice in accordance with this Section of a different address, in which case the notice shall be addressed to such different address.

          10.        Acknowledgments and Waivers.  Borrower agrees that the whole or any part of the Collateral and any other security now or hereafter held for any of the Obligations secured hereby may be exchanged, compromised or surrendered by the Secured Parties from time to time; that any guarantor, now or hereafter, of any of the Obligations, and any pledgors of collateral now or hereafter for any of the Obligations may be released in whole or in part from time to time; that any of the Obligations may be renewed or extended or accelerated, in whole or in part from time to time; that any of the provisions of any of the Loan Documents or of any other instrument or agreement securing, guaranteeing or otherwise pertaining to the Obligations may be modified or waived on one or more occasions; and that Borrower and the Collateral pledged hereunder shall remain bound hereunder notwithstanding any such exchanges, compromises, surrenders, extensions, renewals, accelerations, indulgences or releases, all of which may be effective without notice to or further consent by Borrower and none of which shall affect the right of the Secured Parties to pursue the remedies available to the Secured Parties under this Agreement or otherwise.  The ability of Secured Parties to pursue their remedies hereunder with respect to the Collateral shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person or entity or against any or all of the other security or liens available to the Secured Parties for the payment of the Obligations secured hereby.  Borrower hereby waives any claim to marshalling of assets, any right to require that any action be brought against Borrower or any other person or entity prior to the exercise by Secured Parties of their remedies with respect to the Collateral, and waives any right to require that resort be had to any security apart from the Collateral, or to any balance of any deposit account or credit on the books of Secured Parties in favor of Borrower or any other person or entity prior to action by Secured Parties hereunder to realize upon the Collateral.

          11.        Other Provisions and Conditions.

                       A.  The Secured Parties understand that their rights are subject to and subordinate to the mortgage and rights of Kentucky Technology, Inc. (“KTI”) in the Collateral described in Exhibit B and that Borrower may wish to and has the right to lease, sell or otherwise transfer the Collateral in connection with a financing of the Company with minimum net proceeds to the Company (after payment of the mortgage of KTI and all brokerage and finders fees and other expenses of such financing) of $10,000,000 (“Financing”). The Secured Parties shall (i) on the earlier to occur of (x) the date of consummation of the Financing and (y) the date on which the Secured Parties determine in their sole discretion that the consummation of the Financing is imminent, duly release his security interest in the Collateral reasonably required in connection with the Financing and (ii) on the date of consummation of the sale of all or substantially all of the Collateral or the assets and/or equity interests of Bioprocessing, release his security interest in the Collateral reasonably required in connection with such sale, in each case, with his security interest to attach to the proceeds of such transactions or to such other collateral as Secured Parties may reasonably determine is necessary to preserve their security interest without impairment. Borrower and Secured Parties will promptly execute and deliver such documentation to the extent reasonably required in connection therewith; it being understood and agreed that all costs associated with such releases shall be borne solely by the Borrower.

                       B.     Without limiting the generality of Section 1 hereof, the security interest created by this Agreement attaches to all types of property described therein and hereafter acquired by Borrower, whether as replacement for any of the Collateral or otherwise.

                       C.     This Agreement shall bind Borrower and its successors and assigns and shall inure to the benefit of Secured Parties and their successors and assigns.

                       D.     Time shall be of the essence in the performance by the Borrower of all the covenants, obligations and agreements of Borrower hereunder.

                       E.     The invalidity or unenforceability of any provision hereof shall not affect or impair the validity or enforceability of any other provisions of this Agreement.

                       F.     As used herein, as appropriate, the singular use includes the plural, and the plural includes the singular.

                       G.     All exhibits and schedules attached to this Agreement are an integral part hereof and are incorporated herein as though fully set forth at this point.

                       H.     No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, remedy or privilege vested in Secured Parties by this Agreement shall operate as a waiver thereof, and any waiver by Secured Parties shall only be effective if in writing and signed by an officer of Secured Parties.

                       I.     No amendment or modification of any provision of this Agreement, nor consent to any departure by any party therefrom, shall be binding and effective unless the same shall be in writing and signed by a duly authorized representative of Secured Parties, which writing shall be strictly construed.

                       J.     The several captions and section headings of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

                       K.     This Agreement contains the final, complete and exclusive agreement of the parties pertaining to its subject matter and supersedes all prior written and oral agreements pertaining thereto.

                       L.     This Agreement may be executed in any number of counterparts and by any combination of the parties to this Agreement in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Agreement, and it shall not be necessary in order to prove the execution and delivery of this Agreement by all of the parties to it to produce or account for any particular number of counterparts so long as the signature of each of the parties is affixed to at least one of those counterparts which are produced.

                       M.     The descriptions of the Collateral set forth in Exhibit A to this Agreement (and elsewhere in this Agreement unless the context requires otherwise), each shall have the meaning set forth for them in the Uniform Commercial Code as in effect in the State of California on the date of this Agreement (the “UCC”).

                       N.     Borrower will execute the Mortgage of same date in the form attached hereto as Exhibit C.

          12.        Governing Law.  This Agreement was negotiated in the State of California, the promissory note or notes secured by this Agreement were delivered by Borrower and accepted by Secured Parties in the State of California, and the proceeds of the promissory note or notes secured hereby were disbursed from the State of California, which state Borrower and Secured Parties agree has a substantial relationship to Borrower and Secured Parties and to the underlying transactions in connection with which this Agreement was granted.  This Agreement, including matters of construction, validity and performance, and the obligations arising hereunder, shall be construed in accordance with and otherwise governed in all respects by the laws of the State of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except to the extent the UCC provides that matters of perfection and priority of the liens and security interests created by this Agreement shall be governed by the law of another state and except to the extent that enforcement of such liens and security interests in tangible Collateral is governed by the laws of the state in which such Collateral is located at the time enforcement is sought.

          13.        Consent to Jurisdiction and Venue.  Borrower hereby consents to the jurisdiction of any state or federal court located within the County of Solano, State of California, and irrevocably agrees that, subject to Secured Parties sole and absolute election, any case or proceeding relating to Title XI of the United States Code and any actions relating to the Obligations secured hereby shall be litigated in such courts, and the Borrower waives any objection Borrower may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court.  Nothing contained in this Section shall affect the right of Secured Parties to bring any action or proceeding against the Borrower or the property of Borrower in the courts of any other jurisdiction.

*  *  *  *  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

LARGE SCALE BIOLOGY CORPORATION		KEVIN J. RYAN, IRA

By:	/s/ RONALD J. ARTALE	By:	/s/ KEVIN J. RYAN

	(signature)		(signature)

Name:	Ronald J. Artale	ROBERT ERWIN, IRA
Title:	Chief Operating Officer, Chief Financial Officer and Senior Vice President	By:	/s/ ROBERT ERWIN

(signature)
By:	/s/ LAURENCE K. GRILL

(signature)

Name:	Laurence K. Grill, Ph.D.
Title:	Senior Vice President, Research and
Chief Scientific Officer

LARGE SCALE BIOPROCESSING, INC.

By:	/s/ RONALD J. ARTALE

(signature)

Name:	Ronald J. Artale
Title:	Chief Operating Officer, Chief Financial
Officer, and Assistant Secretary

NOTARY PUBLIC

STATE OF CALIFORNIA:
COUNTY OF SOLANO:

          The foregoing instrument was acknowledged before me this 5th day of August, 2005, by Ronald J. Artale, as Chief Operating Officer, Chief Financial Officer and Senior Vice President of Large Scale Biology Corporation, a Delaware corporation, on behalf of the corporation.
           My commission expires:      8/21/2006

[Notary Seal]
/s/ SHARRON J. THOMPSON

NOTARY PUBLIC

STATE OF CALIFORNIA:
COUNTY OF SOLANO:

          The foregoing instrument was acknowledged before me this 5th day of August, 2005, by Laurence K. Grill, Ph.D., as Senior Vice President, Research and Chief Scientific Officer of Large Scale Biology Corporation, a Delaware corporation, on behalf of the corporation.
           My commission expires:      8/21/2006

[Notary Seal]
/s/ SHARRON J. THOMPSON

NOTARY PUBLIC

STATE OF CALIFORNIA:
COUNTY OF SOLANO:

          The foregoing instrument was acknowledged before me this 5th day of August, 2005, by Ronald J. Artale, as Chief Operating Officer, Chief Financial Officer, and Assistant Secretary of Large Scale Bioprocessing, Inc., a Delaware corporation, on behalf of the corporation.
           My commission expires:      8/21/2006

[Notary Seal]
/s/ SHARRON J. THOMPSON

NOTARY PUBLIC

STATE OF CALIFORNIA:
COUNTY OF SOLANO:

          The foregoing instrument was acknowledged before me this 5th day of August, 2005, by Kevin J. Ryan, IRA.
           My commission expires:      8/21/2006

[Notary Seal]
/s/ SHARRON J. THOMPSON

NOTARY PUBLIC

STATE OF CALIFORNIA:
COUNTY OF SOLANO:

          The foregoing instrument was acknowledged before me this 5th day of August, 2005, by Robert Erwin, IRA.
           My commission expires:      8/21/2006

[Notary Seal]
/s/ SHARRON J. THOMPSON

NOTARY PUBLIC

EXHIBIT A-Description of Collateral
Owensboro Facility Real Property

PARCEL 1

Lot 2-A, Unit 2, Phase I, Mid-America AirPark, a plat of which is recorded in Plat Book 28, page 194, Office of the Daviess County Court Clerk, and to which plat reference is made for a more particular description.

AND BEING the same property conveyed to Biosource Merger Corporation (now Large Scale Bioprocessing, Inc.) a Delaware corporation, by deed from Biosource Technologies, Inc., a California corporation, dated April 23, 1999, and of record in Deed Book 702, at page 201, Office of the Daviess County Court Clerk.  See also deed of correction dated November 11, 1999, and of record in Deed Book 711, at page 283, Office of the Daviess County Court Clerk.

Biosource Merger Corporation is now known as Large Scale Bioprocessing, Inc., by virtue of Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware, Division of Corporations, on March 14, 2000.  A certified copy of said Certificate of Amendment is of record in the Office of the Daviess County Court Clerk, in Miscellaneous Book 148, at page 603.

PARCEL 2

Lot 2, Unit 2, Phase I, Mid-America AirPark, a plat of which is recorded in Plat Book 28, page 194, Office of the Daviess County Court Clerk, and to which plat reference is made for a more particular description.

AND BEING the same property conveyed to Biosource Merger Corporation (now Large Scale Bioprocessing, Inc.) a Delaware corporation, by deed from Economic Development Properties, Inc., et al, dated June 8, 1999, and of record in Deed Book 702, at page 214, Office of the Daviess County Court Clerk.

Biosource Merger Corporation is now known as Large Scale Bioprocessing, Inc., by virtue of Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware, Division of Corporations, on March 14, 2000.  A certified copy of said Certificate of Amendment is of record in the Office of the Daviess County Court Clerk, in Miscellaneous Book 148, at page 603.

EXHIBIT B

Ownership Exceptions

          Borrower has granted a security interest and mortgage to the Collateral pursuant to the term of a Loan Agreement dated as of December 17, 2004, with Kentucky Technology, Inc. (“KTI”), the Security Agreement with KTI dated as of December 17, 2004, the Mortgage Agreement dated as of December 17, 2004 and all Loan Documents (as defined in the Security Agreement) executed in connection thereafter.

          Secured Parties rights to the Collateral are subject to and subordinate to the rights of KTI in and to the Collateral.